SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP CAPITAL XIII
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	06-1532089 (I.R.S. Employer Identification No.)
c/o Citigroup Inc. 399 Park Avenue New York, New York (Address of Principal Executive Offices)	10043 (Zip Code)
If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective upon
filing pursuant to General Instruction
A.(c) please check the following box.    ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-157459

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.875% Fixed Rate/Floating Rate Trust Preferred Securities (TruPS®) (and the Guarantee with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

See the information set forth under the headings "Description of the Capital Securities" and "Description of Guarantee" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on October 4, 2010, pursuant to Rule 424(b).

Item 2.   Exhibits.

2.1           Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrant filed with the Securities and Exchange Commission on February 19, 2010 (No. 333-157459).

2.2           Certificate of Trust of Citigroup Capital XIII, incorporated by reference to Exhibit 4.22 to Citigroup Inc.’s Registration Statement on Form S-3 (No. 333-68949).

2.3           Amended and Restated Declaration of Trust for Citigroup Capital XIII ("Declaration of Trust"), incorporated by reference to Exhibit 4.02 to Citigroup Inc.'s Current Report on Form 8-K filed on September 30, 2010.

2.4           Form of Trust Preferred Security, included in the Declaration of Trust.

2.5           Form of Guarantee with respect to the Capital Securities of Citigroup Capital XIII, incorporated by reference to Exhibit 4.32 to Citigroup Inc.’s Registration Statement on Form S-3 (No. 333-117615).

2.6           Indenture between Citigroup Inc. and The Bank of New York Mellon, as Trustee, providing for the issuance of Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.28 to Citigroup Inc.’s Registration Statement on Form S-3 (No. 333-117615).

2.7           Prospectus of the Registrant relating to the offering of the Trust Preferred Securities filed with the Securities and Exchange Commission on October 4, 2010, pursuant to Rule 424(b).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 4, 2010

CITIGROUP CAPITAL XIII
By: /s/ Michael Verdeschi
Name: Michael Verdeschi
Title: Regular Trustee

CITIGROUP INC.
By: /s/ Gregory C. Ehlke
Name: Gregory C. Ehlke
Title: Assistant Treasurer